Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-3ASR
(Form Type)

Diversified Energy Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	7,501,585(1)	$14.44(2)	$108,322,887.40(2)	0.00013810	$14,959.39
Fees to Be Paid	Equity(3)	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	—	—	—	—(4)	—(4)
Fees to Be Paid	Equity(3)	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	—	—	—	—(4)	—(4)
Fees to Be Paid	Other(3)	Warrants	Rule 456(b) and Rule 457(r)	—	—	—	—(4)	—(4)
Fees to Be Paid	Other(3)	Units	Rule 456(b) and Rule 457(r)	—	—	—	—(4)	—(4)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$108,322,887.40		$14,959.39
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$14,959.39
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Diversified Energy Company PLC(5)	F-3	333-287373	May 16, 2025		$14,959.39(6)	Equity	Ordinary Shares, nominal (par) value £0.20 per share	13,339,826	$175,285,313.64
Fee Offset Sources	Diversified Energy Company PLC	F-3	333-287373		May 16, 2025						$14,959.39

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), as amended, the shares of common stock being registered hereunder include such indeterminate number of common stock as may be issuable with respect to the common stock being registered hereunder, as a result of stock splits, stock dividends or other similar transactions. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities issued hereunder.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on March 3, 2026, which was $14.44.

(3)
There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, warrants and units as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including pursuant to the exercise of any warrants previously issued by the registrant and under any applicable antidilution provisions.

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay the registration fee on a “pay-as-you-go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(5)
On November 21, 2025, the redomiciliation of Diversified Energy Company PLC (“DEC PLC”), a public company incorporated under the laws of England and Wales, was implemented by way of a UK court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”). Pursuant to the Scheme, the registrant was inserted as the ultimate parent company of DEC PLC and its consolidated subsidiaries. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, the registrant is the successor issuer to DEC PLC.

(6)
On May 16, 2025, DEC PLC filed a registration statement on Form F-3ASR (File No. 333-287373) (the “Prior Registration Statement”), which registered the resale of up to 19,910,181 ordinary shares of DEC PLC in a secondary offering. On November 24, 2025, the registrant filed a registration statement on Form POSASR (File No.: 333-287373), which terminated the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $14,959.39 of the registration fee previously paid in connection with the Prior Registration Statement to offset the registration fees that are payable in connection with the registration of securities on this registration statement, and as a result the registrant will have $11,876.79 registration fee remaining.